Exhibit 4.9.12

TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND EIGHTH
AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND EIGHTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of August 1, 2016 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS BUILDING PRODUCTS, INC., a Utah corporation (formerly known as Headwaters Construction Materials, Inc.) (“HBP”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, LLC, a Delaware limited liability company (formerly Headwaters Resources, Inc., a Utah corporation) (“HRL”, and together with HBP, Tapco, and each of HRL’s, HBP’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), the other Borrowers signatory hereto, HEADWATERS INCORPORATED, a Delaware corporation (“Parent”, and together with the other “Guarantors” signatory hereto, each individually a “Guarantor”, and collectively, the “Guarantors”).

RECITALS

A.                                    Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Guarantors and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C.                                    Borrowers have requested that Agent and the Lenders amend the Loan Agreement and Guarantors have requested that Agent and the Lenders amend the Guaranty, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

D.                                    Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 The following definition is hereby added to Section 1.1 of the Loan Agreement in its proper alphabetical order as follows:

“Initial Twelfth Amendment Effective Date: means August 1, 2016.”

(b)                                 The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Mortgage: each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower or Guarantor grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Borrower or Guarantor, as security for the Obligations.”

“Real Estate Collateral: means all Real Estate owned by any Borrower or Guarantor to the extent Agent has obtained Mortgages with respect thereto.”

(c)                                  Clause (h) of the definition of “Permitted Contingent Obligations” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(h) pursuant to guaranties by: (i) a Borrower of the obligations of another Borrower, or (ii) a Guarantor of the obligations of any Obligor, in each case, so long as any Debt guaranteed pursuant to this clause (h) is permitted under the Loan Documents.”

(d)                                 In the definition of “Term Loan B” in Section 1.1 of the Loan Agreement and in each of Sections 10.2.1(t), 10.2.1(v) and 10.2.8(e) of the Loan Agreement, the text “$450,000,000” is hereby deleted and replaced with the text “$800,000,000”.

(e)                                  The definition of “Term Loan B Closing Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loan B Closing Date: means the date on which the initial extension of Term Loan B Debt under the Term Loan B Documents first became effective in accordance with their terms, which was March 24, 2015.”

(f)                                   Clauses (a), (d), (g) and (j) of the definition of “Term Loan B Conditions” in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(a) the aggregate principal amount of such Debt at any time outstanding does not exceed $800,000,000;”

“(d) any such Debt has an all-in-yield (which shall be determined by including interest rates, original issue discount, upfront fees, commitment fees and any other similar fees or charges) no greater than 6.00%, including, without limitation, an original issue discount with respect to the Term Loan B Debt advanced on the Term Loan B Closing Date not in excess of 1.00% of the aggregate principal amount of such Term Loan B Debt,”

“(g) the final Term Loan B Documents (and the terms and conditions, the representations, covenants and defaults applicable thereto) shall (x) be consistent with the Term Loan B Documents in effect immediately prior to the Initial Twelfth Amendment Effective Date and (y) with respect to any advances of Term Loan B Debt thereafter, consistent with (including as to the use of proceeds) the signed commitment letter and partially redacted fee letter with respect to the Term Loan B Debt delivered to the Agent on the Initial Twelfth Amendment Effective Date, with such changes and inclusion of additional terms and provisions as are not adverse to the interests of the Agent and the Lenders;”

“(j) all such Debt has been incurred by Parent on or prior to December 31, 2016.”

(g)                                  Section 7.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.3.                      Lien on Real Estate.  Within sixty (60) days after receipt of one or more requests by Agent, the Borrowers will execute and deliver Mortgages (along with the corresponding Related Real Estate Documents), in form and substance satisfactory to Agent, upon any of (a) the Real Estate owned by any Borrower that is listed on Schedule 7.3.1, (b) the Real Estate owned by any Borrower acquired after the Closing Date with a net book value in excess of $1,000,000, and (c) any additional Real Estate owned by any Borrower to the extent that the aggregate net book value of all such Real Estate owned by Borrowers and Guarantors that does not constitute Real Estate Collateral exceeds $15,000,000, in each case, as specified by Agent in each such request; provided that no Mortgage shall be required to be provided to Agent with respect to any specific Real Estate if the costs to the Borrowers of providing such Mortgage and corresponding Related Real Estate Documents are unreasonably excessive (as determined by Agent in consultation with Borrower Agent) in relation to the benefits to Agent and the Lenders of the security afforded thereby.  Any such Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.”

(h)                                 Section 10.2.1(n) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(n)                           Earn-out obligations, working capital adjustments, purchase price (including purchase price deferrals) and similar adjustments and indemnification obligations under the agreements entered into in connection with any Permitted Acquisition so long as: (i) both immediately before and immediately after giving effect to such payment, no Event of Default exists, and (ii) either (A) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 20% of the aggregate Revolver Commitments, or (B) (1) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 15% of the aggregate Revolver Commitments, and (2) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.00 to 1.00;”

(i)                                     In Section 10.2.19(b) of the Loan Agreement, the text “four hundred fifty million dollars ($450,000,000)” is hereby deleted and replaced with the text “eight hundred million dollars ($800,000,000)”.

2.                                      Amendments to Guaranty.

(a)                                 A new Section 2.10 is hereby added to the Guaranty to read as follows:

“2.10.               Lien on Real Estate.  Within sixty (60) days after receipt of one or more requests by Agent, the Guarantors will execute and deliver Mortgages (along with the corresponding Related Real Estate Documents), in form and substance satisfactory to Agent, upon any of (a) the Real Estate owned by any Guarantor that is listed on Schedule 7.3.1 to the Loan Agreement, (b) the Real Estate owned by any Guarantor acquired after the Closing Date with a net book value in excess of $1,000,000, and (c) any additional Real Estate owned by any Guarantor to the extent that the aggregate net book value of all such Real Estate owned by Borrowers and Guarantors that does not constitute Real Estate Collateral exceeds $15,000,000, in each case, as specified by Agent in each such request; provided that no Mortgage shall be required to be provided to Agent with respect to any specific Real Estate if the costs to the Guarantors of providing such Mortgage and corresponding Related Real Estate Documents are unreasonably excessive (as determined by Agent in consultation with Borrower Agent) in relation to the benefits to Agent and the Lenders of the security afforded thereby.  Any such Mortgages shall be duly recorded, at Guarantors’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.”

(b)                                 The following is hereby inserted as Section 5.2(a)(xiv) of the Guaranty, with the existing Sections 5.2(a)(xiv) through (xx) of the Guaranty each being renumbered accordingly:

“(xiv)                 Earn-out obligations, working capital adjustments, purchase price (including purchase price deferrals) and similar adjustments and indemnification obligations under the agreements entered into in connection with any Permitted Acquisition so long as: (i) both immediately before and immediately after giving effect to such payment, no Event of Default exists, and (ii) either (A) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 20% of the aggregate Revolver Commitments, or (B) (1) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 15% of the aggregate Revolver Commitments, and (2) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.00 to 1.00;”

(c)                                  In each of the existing Sections 5.2(a)(xviii), 5.2(a)(xx), and 5.2(g)(f)(i) of the Guaranty, the text “$450,000,000” is hereby deleted and replaced with the text “$800,000,000”.

(d)                                 In Section 5.2(r)(ii) of the Loan Agreement, the text “four hundred fifty million dollars ($450,000,000)” is hereby deleted and replaced with the text “eight hundred million dollars ($800,000,000)”.

3.                                      Consent.  The Obligors have informed Administrative Agent and the Lenders that Headwaters Windows, LLC, a Utah limited liability company (“Headwaters Windows”) intends to purchase from Krestmark Industries, L.P. Crest Vinyls Extrusions LLC and Legacy Vinyl Windows, LP, (collectively, “Seller”), substantially all of the assets of Seller (the “Acquisition”), pursuant to that certain Asset Purchase Agreement, dated as of August 1, 2016 (the “Acquisition Agreement”), by and among Seller, Headwaters Windows, William E. Robinson, Jr. and Parent.  The Obligors have represented to Agent and the Lenders that the Acquisition meets all of the requirements of a Permitted Acquisition, but have requested that the Agent and the Lenders waive the requirements set forth in clauses (e) and (f) of the definition of Permitted Acquisition and the requirement under clause (i)(x) in the definition of Permitted Acquisition that the acquiring party be an Obligor (the “Permitted Acquisition Exceptions”).  Agent and the Lenders hereby agree that the Acquisition shall constitute a Permitted Acquisition, notwithstanding the Permitted Acquisition Exceptions, so long as (i) the Acquisition meets all of the requirements of a Permitted Acquisition (other than the Permitted Acquisition Exceptions), (ii) the Obligors provide Agent a copy of all business and financial information reasonably requested by Agent, and (iii) the Acquisition is consummated in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendments, consents or waivers by Parent or Headwaters Windows that are materially adverse to the Lenders or the Agent (as reasonably determined by the Agent), without the prior consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided that any increase in the purchase price under the Acquisition Agreement shall not be deemed materially adverse so long as it shall be funded with cash on hand (clauses (i) through (iii), collectively, the “Acquisition Agreement Consummation Condition”).

4.                                      Initial Effective Date of this Amendment.  This Amendment (other than Sections 1(a), (d), (e), (f) and (i) and 2(c) and (d) hereof) shall become effective on the date (such date, the “Initial Twelfth Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)                                 Amendment.  Agent shall have received this Amendment, executed by Borrowers, Guarantors and each Lender in a sufficient number of counterparts for distribution to all parties.

(b)                                 Term Loan B Commitment Letter.  Agent shall have received the fully executed commitment letter and partially redacted fee letter reflecting the increase to the Term Loan B Debt contemplated herein (the “Term Loan B Commitment Letter”) in form and substance satisfactory to Agent.

(c)                                  Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(d)                                 No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.                                      Delayed Effective Date of this Amendment.  Sections 1(a), (d), (e), (f) and (i) and 2(c) and (d) of this Amendment shall, following the Initial Twelfth Amendment Effective Date, become effective on the date (such date, if any, the “Delayed Twelfth Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)                                 Substantially concurrent with the Delayed Twelfth Amendment Effective Date, the Acquisition Agreement Consummation Condition shall be satisfied, and the Acquisition shall have been consummated in compliance with applicable law and regulatory approvals.

(b)                                 Substantially concurrent with the Delayed Twelfth Amendment Effective Date, the increase of the Term Loan B Debt shall have been consummated in accordance with the Term Loan B Commitment Letter provided to Agent on the Initial Twelfth Amendment Effective Date and in compliance with applicable law and regulatory approvals, with the proceeds of such increase used as set forth in the Commitment Letter and otherwise in accordance with the terms of the Loan Documents.

(c)                                  Notwithstanding anything contained herein to the contrary, Sections 1(a), (d), (e), (f) and (i) and 2(c) and (d) of this Amendment shall be null and void, and of no further force or effect, if the Delayed Twelfth Amendment Effective Date does not occur on or prior to December 31, 2016.

6.                                      Representations and Warranties.  Each Borrower and each Guarantor represents and warrants as follows:

(a)                                 Authority.  Each Borrower and each Guarantor has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower and each Guarantor of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Borrower and each Guarantor.  This Amendment and each Loan Document to which each Borrower or each Guarantor is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower and such Guarantor, enforceable against such Borrower and such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Borrower or each Guarantor is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower and each Guarantor, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower or such Guarantor.

(e)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

7.                                      Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

8.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

9.                                      Reference to and Effect on the Loan Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.  Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

(b)                                 Except as specifically amended, consented to, or waived above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

10.                               Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended, consented to, or waived hereby, and the Loan Documents effective as of the date hereof, and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended, consented to, or waived hereby, and the Loan Documents effective as of the date hereof.

11.                               Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or such Guarantor as against Agent or any Lender with respect to the Obligations.

12.                               Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, LLC,
a Delaware limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS SERVICES, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS BUILDING PRODUCTS, INC.,
a Utah corporation

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS CONCRETE PRODUCTS, LLC,
a Texas limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS STONE, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

[Signature Page to Twelfth Amendment to Loan and Security Agreement and

Eighth Amendment to Guaranty and Security Agreement]

ELDORADO STONE LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

QUARRY STONE, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS CONCRETE PRODUCTS LOUISIANA, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

[Signature Page to Twelfth Amendment to Loan and Security Agreement and

Eighth Amendment to Guaranty and Security Agreement]

HEADWATERS CM SERVICES, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS CM HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Delaware limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

SYNTHETIC MATERIALS, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

[Signature Page to Twelfth Amendment to Loan and Security Agreement and

Eighth Amendment to Guaranty and Security Agreement]

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

HEADWATERS PLANT SERVICES, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

GERARD ROOF PRODUCTS, LLC,
a Utah limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

METROTILE MANUFACTURING, LLC,
a Delaware limited liability company

By:	/s/ Donald P. Newman
Name:	Donald P. Newman
Title:	Chief Financial Officer

[Signature Page to Twelfth Amendment to Loan and Security Agreement and

Eighth Amendment to Guaranty and Security Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name:	Monirah J. Masud
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Anita Voravudhi
Name:	Anita Voravudhi
Title:	Assistant Vice President

[Signature Page to Twelfth Amendment to Loan and Security Agreement and

Eighth Amendment to Guaranty and Security Agreement]